EXHIBIT 10.14(b)

              Amendment of Executive Bonus Program
                   (adopted February 8, 2000)


     RESOLVED, that pursuant to the Committee's authority to amend such programs and consistent with the Committee's past practice, the definition of "Cumulative Actual Net Income" contained in each of the Executive Bonus Program and the Executive Bonus Performance Award Program is hereby amended, effective as of the applicable effective date of each of such programs, to read in its entirety as follows:

          "Cumulative Actual Net Income" with respect to a quarter means the aggregate consolidated net income of the Company and its consolidated subsidiaries, as shown on the regularly prepared statement of operations of the Company prepared in accordance with GAAP, as adjusted for unbudgeted (i) one-time gains or losses from the disposal of assets, (ii) write-offs of assets (including aircraft and associated parts), and (iii) any other item of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i), (ii) and (iii) as determined by the Committee, for the period commencing on the first day of the fiscal year of the Company in which such quarter occurs and ending on the last day of such quarter.